Exhibit 23 . 2

A PARTNERSHIP OF   [Logo]         JONES JENSEN
PROFESSIONAL CORPORATIONS          & COMPANY
R. Gordon Jones, CPA, PC   Certified Public Accountants
Mark F. Jensen, CPA PC



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            --------------------------------------------------

September 17, 1996

Worldwide Forest Products, Inc.
Germantown, Maryland

Dear Sirs:

We hereby consent to the use of our audit report dated June 10, 1996 in the form SB-2 registration statement of Worldwide Forest Products, Inc.


/s/ Jones, Jensen & Company

Jones, Jensen & Company








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